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                                                                 Exhibit 10(rrr)

                            CONSULTATION AGREEMENT
                            ----------------------


       THIS AGREEMENT, made and entered into this 1st day of December, 1994, by and between STERLING SOFTWARE, INC., a Delaware corporation, with its principal office and place of business at 8080 North Central Expressway, Suite 1100, Dallas, Texas (hereinafter referred to as "Sterling") and FRANCIS A. TARKENTON, 1431 Garmon Ferry Road, Atlanta, Georgia 30327 (hereinafter referred to as "Consultant").

                             W I T N E S S E T H:

       WHEREAS, Consultant is familiar with and has the knowledge, expertise and background as to the analysis of financial matters concerning Sterling with specific background in the business of KnowledgeWare, Inc.; and

       WHEREAS, Sterling is desirous of engaging the services of Consultant, and Consultant is desirous of serving Sterling in an advisory capacity;

       NOW THEREFORE, for and in consideration of the promises, covenants and conditions contained herein, the parties hereto agree as follows:

       1. Consultant shall serve in an advisory capacity to the President of Sterling for the purpose of making financial and strategic recommendations regarding Sterling's applications development business and, at the request of the President of Sterling, shall engage in strategic planning and represent Sterling in certain mergers and acquisitions and at trade shows, user group meetings, quota clubs, professional association meetings and meetings with prospective and current clients. Consultant shall make himself available for such advisory and consultation purposes as may be desired by Sterling, upon reasonable notice, at such times and for such duration as may be mutually agreed upon.

       2. As compensation for and in consideration of the services to be performed hereunder, Sterling shall pay Consultant an annual fee of $300,000.00 per year. The term of this Agreement shall be from December 1, 1994, through November 30, 1997. Commencing December 1, 1994, Sterling shall pay to Consultant the $900,000.00 fee in thirty-six (36) equal monthly payments of $25,000.00, with the first payment to be due on December 1, 1994, and a like payment to be due on the first day of each month thereafter during the remaining term of the Agreement. The fee shall be paid without regard to whether Sterling avails itself of Consultant's services at any time during the term of this Agreement. The Consultant shall be reimbursed for all authorized expenses such as travel (first-class airfare), food and lodging which are incurred at the direction of Sterling consistent with this Agreement. In addition, Consultant shall receive an allowance of $3,000.00 per month for office and secretarial assistance relating to the performance of his duties hereunder. Until such time as Consultant secures his own office space and secretarial assistance, Sterling shall make available at its Atlanta offices, for the benefit and use by Consultant, use of office facilities such as secretarial services, telephone and office space.
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       3.   Consultant shall not use, for his personal gain or benefit or the personal gain or benefit of any members of his family, any confidential or proprietary information of Sterling which is obtained by or delivered to Consultant consistent with the purposes and intent of this Agreement. During the term of this Agreement, Consultant shall not act as a financial consultant, spokesperson or advisor to any other person, partnership, corporation or other business association in the computer software, hardware or services industry without the prior written consent of the President of Sterling. It is expressly understood that the speaking engagements traditionally made by Consultant shall not be deemed a violation of this provision, even though such engagements may be for the purpose of speaking to businesses engaged in the computer software, hardware or services industry. Consultant shall not be required to obtain prior consent for such engagements. During the term of this Agreement, Consultant will not, on his own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away any person employed by Sterling or its subsidiaries.

       4. This Agreement shall terminate on November 30, 1997 unless extended by mutual agreement of the parties evidenced in a writing signed by both parties. This Agreement may be terminated by Consultant at any time during the term of this Agreement, but any compensation which has been paid as of the date of termination shall be deemed to have been earned and there shall be no repayment of any sums previously paid.

             EXECUTED as of the date and year first above written.


                            STERLING SOFTWARE, INC.


                            By:   /s/ Sterling L. Williams
                                  -------------------------------------
                                  Sterling L. Williams
                                  President and Chief Executive Officer



                            FRANCIS A. TARKENTON


                            By:   /s/ Francis A. Tarkenton
                                  -------------------------------------
                                  Francis A. Tarkenton

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